Exhibit 10.14

July 27, 2007

Rex T. Clevenger
Universal Hospital Services, Inc.
7700 France Ave. South, Suite 275
Edina, MN  55435-5228

Dear Mr. Clevenger:

This letter supplements the terms and conditions of your employment agreement dated as of May 31, 2007 (“Employment Agreement”) with Universal Hospital Services, Inc. (the “Company”).  Capitalized terms used herein and not defined herein shall have the meaning set forth in the Employment Agreement.

In further consideration of the compensation to be paid to you under the Employment Agreement, you agree that you shall be entitled to the payments and services provided for in Section 4 (other than the Accrued Obligations), if any, if and only if you have executed and delivered the Release attached as Annex A within forty-five (45) days of your termination and fifteen (15) days have elapsed since such execution without any revocation thereof by you.

Further, upon a triggering event as described in the Employment Agreement, the Company shall pay you a lump sum amount of $11,350, which approximates the current premium for continuing medical and dental benefits under COBRA for twelve (12) months, and such payment shall be in lieu of the $7,593 set forth in the Employment Agreement.

This letter may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  This letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties.  Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter.  This letter shall be governed by and construed in accordance with internal substantive laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law or choice of law.

Sincerely,

UNIVERSAL HOSPITAL SERVICES, INC.

/s/ Gary D. Blackford
By:	Gary D. Blackford
Title:	Chairman & CEO

Agreed and Accepted as of the date
first written above:

/s/ Rex T. Clevenger
Rex T. Clevenger